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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT



                                      Among



                          UNISON HEALTHCARE CORPORATION


                                REHABWEST, INC.


                                  LINDA REDWINE


                                DAVID A. KREMSER


                                       and


                                JOHN D. FILKOSKI











                          Dated as of October 10, 1996
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                                TABLE OF CONTENTS

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SECTION 1  DEFINITIONS..........................................................................................  1

SECTION 2  SALE AND TRANSFER OF SHARES; CLOSING.................................................................  9
         Section 2.1       Shares...............................................................................  9
         Section 2.2       Distribution.........................................................................  9
         Section 2.3       Purchase Price....................................................................... 10
         Section 2.4       Closing.............................................................................. 10
         Section 2.5       Closing Obligations.................................................................. 10
         Section 2.6       Employment of Seller................................................................. 11
         Section 2.7       Termination of Stock Option Agreement................................................ 11
         Section 2.8       Life Insurance Policy................................................................ 11

SECTION 3  TERMINATION AND RELEASE OF SECURITY DOCUMENTS........................................................ 11
         Section 3.1       Payment of Promissory Note........................................................... 11
         Section 3.2       ..................................................................................... 11
         Section 3.3       Termination of Security Documents.................................................... 11
         Section 3.4       Releases............................................................................. 12
         Section 3.5       Consent.............................................................................. 12

SECTION 4  REPRESENTATIONS AND WARRANTIES OF KREMSER AND
         FILKOSKI............................................................................................... 12
         Section 4.1       Authority............................................................................ 12
         Section 4.2       Ownership of Shares.................................................................. 12
         Section 4.3       Books and Records.................................................................... 12

SECTION 5  REPRESENTATIONS AND WARRANTIES OF SELLER............................................................. 12
         Section 5.1       Authority............................................................................ 13
         Section 5.2       Ownership of Shares.................................................................. 13

SECTION 6  JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER........................... 13
         Section 6.1       Organization and Good Standing; Capitalization; Agreements
                           Regarding Capital Stock.............................................................. 13
         Section 6.2       Authority; No Conflict............................................................... 14
         Section 6.3       Capitalization....................................................................... 15
         Section 6.4       Financial Statements................................................................. 15
         Section 6.5       Books and Records.................................................................... 16
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         Section 6.6       Title to Properties; Encumbrances.................................................... 16
         Section 6.7       Condition and Sufficiency of Assets.................................................. 16
         Section 6.8       Accounts Receivable.................................................................. 17
         Section 6.9       Inventory............................................................................ 17
         Section 6.10      No Undisclosed Liabilities........................................................... 17
         Section 6.11      Taxes................................................................................ 17
         Section 6.12      No Material Adverse Change........................................................... 18
         Section 6.13      Employee Benefits.................................................................... 18
         Section 6.14      Compliance with Legal Requirements; Governmental
                           Authorizations....................................................................... 19
         Section 6.15      Legal Proceedings; Orders............................................................ 20
         Section 6.16      Absence of Certain Changes and Events................................................ 21
         Section 6.17      Contracts; No Defaults............................................................... 22
         Section 6.18      Insurance............................................................................ 24
         Section 6.19      Environmental Matters................................................................ 25
         Section 6.20      Employees............................................................................ 27
         Section 6.21      Labor Relations; Compliance.......................................................... 28
         Section 6.22      Intellectual Property................................................................ 28
         Section 6.23      Certain Payments..................................................................... 30
         Section 6.24      Disclosure........................................................................... 30
         Section 6.25      Relationships with Related Persons................................................... 30
         Section 6.26      Brokers or Finders................................................................... 31

SECTION 7  REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................. 31
         Section 7.1       Organization and Good Standing....................................................... 31
         Section 7.2       Authority; No Conflict............................................................... 31
         Section 7.3       Investment Intent.................................................................... 32
         Section 7.4       Certain Proceedings.................................................................. 32
         Section 7.5       Disclosure........................................................................... 32
         Section 7.6       Brokers or Finders................................................................... 32

SECTION 8  COVENANTS OF COMPANY AND SELLER PRIOR TO CLOSING DATE AND OTHER AGREEMENTS........................... 32
         Section 8.1       Access and Investigation............................................................. 32
         Section 8.2       Operation of the Business of the Company............................................. 32
         Section 8.3       Negative Covenant.................................................................... 33
         Section 8.4       Required Approvals................................................................... 33
         Section 8.5       Notification......................................................................... 33
         Section 8.6       No Negotiation....................................................................... 33
         Section 8.7       Best Efforts......................................................................... 33

SECTION 9  COVENANTS OF BUYER PRIOR TO CLOSING DATE............................................................. 34
         Section 9.1       Approvals of Governmental Bodies..................................................... 34
         Section 9.2       Best Efforts......................................................................... 34
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SECTION 10  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO
         CLOSE.................................................................................................. 34
         Section 10.1      Accuracy of Representations.......................................................... 34
         Section 10.2      Seller's Performance................................................................. 34
         Section 10.3      Consents............................................................................. 34
         Section 10.4      Additional Documents................................................................. 34
         Section 10.5      Termination of Security Documents.................................................... 35
         Section 10.6      No Proceedings....................................................................... 35
         Section 10.7      No Claim Regarding Stock Ownership or Sale Proceeds.................................. 35
         Section 10.8      No Prohibition....................................................................... 36
         Section 10.9      Completion of Diligence.............................................................. 36
         Section 10.10     Signature Acquisition................................................................ 36
         Section 10.11     No Material Adverse Change........................................................... 36

SECTION 11  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO
         CLOSE.................................................................................................. 36
         Section 11.1      Accuracy of Representations.......................................................... 36
         Section 11.2      Buyer's Performance.................................................................. 36
         Section 11.3      Consents............................................................................. 36
         Section 11.4      Additional Documents................................................................. 36
         Section 11.5      No Proceedings....................................................................... 37
         Section 11.6      No Prohibition....................................................................... 37
         Section 11.7      Signature Acquisition................................................................ 37

SECTION 12  TERMINATION......................................................................................... 37
         Section 12.1      Termination Events................................................................... 37
         Section 12.2      Effect of Termination................................................................ 38

SECTION 13  INDEMNIFICATION; REMEDIES........................................................................... 38
         Section 13.1      Survival; Right to Indemnification Not Affected by Knowledge......................... 38
         Section 13.2      Indemnification and Payment of Damages by Seller and Company......................... 38
         Section 13.3      Indemnification and Payment of Damages by Buyer...................................... 39
         Section 13.4      Time Limitations..................................................................... 39
         Section 13.5      Procedure for Indemnification for Third Party Claims................................. 39
         Section 13.6      Exclusive Remedy..................................................................... 40
         Section 14.1      Expenses............................................................................. 40
         Section 14.2      Public Announcements................................................................. 40
         Section 14.3      Confidentiality...................................................................... 40
         Section 14.4      Notices.............................................................................. 41
         Section 14.5      Further Assurances................................................................... 42
         Section 14.6      Waiver............................................................................... 42
         Section 14.7      Entire Agreement and Modification.................................................... 42
         Section 14.8      Disclosure Schedules................................................................. 42
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         Section 14.9      Assignments, Successors, and No Third-Party Rights................................... 42
         Section 14.10     Severability......................................................................... 43
         Section 14.11     Section Headings, Construction....................................................... 43
         Section 14.12     Time of Essence...................................................................... 43
         Section 14.13     Governing Law........................................................................ 43
         Section 14.14     Counterparts......................................................................... 43
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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of October 10, 1996, among Unison HealthCare Corporation, a Delaware corporation ("Buyer"), RehabWest, Inc., a Colorado corporation organized as an "S corporation" for income tax purposes (the "Company"), Linda Redwine ("Seller"), David A. Kremser ("Kremser") and John D. Filkoski ("Filkoski").

                                    RECITALS

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company (the "Shares"), for the consideration and on the terms set forth in this Agreement;

         WHEREAS, on March 1, 1996 Seller, Kremser and Filkoski entered into an Agreement for Purchase and Sale of Stock (the "Purchase Agreement"), which provided for, among other things, the sale of the Shares from Kremser and Filkoski to Seller;

         WHEREAS, in connection with the Purchase Agreement, among other things, Seller issued Kremser and Filkoski the Promissory Note (as defined herein) as payment of the purchase price for the Shares, Seller pledged the Shares to Kremser and Filkoski pursuant to the Pledge Agreement (as defined herein) and the Company executed the Security Agreement (as defined herein) in favor of Kremser and Filkoski; and

         WHEREAS, Buyer, the Company, Seller, Kremser and Filkoski desire that this Agreement contemplates the payment of the Promissory Note and the termination of the Security Documents (as defined herein), in addition to the purchase and sale of the Shares.

                                    AGREEMENT

         NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                              SECTION 1 DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "BALANCE SHEET" shall have the meaning set forth in Section 4.4.

         "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that material expenditures of monies shall not be required to achieve "best efforts."

         "BREACH" shall mean a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, which will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any
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failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         "BUYER" shall have the meaning set forth in the first paragraph of this Agreement.

         "CLOSING" shall have the meaning set forth in Section 2.3.

         "CLOSING DATE" shall mean the date and time as of which the Closing actually takes place.

         "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

         "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by Seller to Buyer;

                  (b) the execution, delivery, and performance of the Seller's Release;

                  (c) the execution, delivery and performance of the Kremser and Filkoski Release;

                  (d) the performance by Buyer, the Company, Seller, Filkoski and Kremser of their respective covenants and obligations under this Agreement; and

                  (e) Buyer's acquisition and transfer by Seller of the Shares and control over the Company at Closing.

         "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding and any amendment, supplement or modification thereto.

         "DAMAGES" shall have the meaning set forth in Section .

         "DEPOSIT" shall have the meaning set forth in Section .

         "DISCLOSURE SCHEDULES" shall mean the disclosure schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

         "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of


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any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law (other than costs of compliance associated with the operation of the Company following Closing, but not relating to actions or omissions prior to Closing) and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" shall mean any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;


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                  (b) preventing or reducing to acceptable levels the release of pollutants, hazardous substances, special wastes (including medical wastes, solid wastes and petroleum-contaminated soils) or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, special wastes, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention;

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets;

                  (i) providing for proper and safe procedures to be followed in connection with any Hazardous Activity;

                  (j) obtaining any required Governmental Authorization and/or submitting information in connection with a determination that no Governmental Authorization is required; or

                  (k) preparing and filing any required reports, schedules and/or submissions in connection with any Hazardous Activity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES" shall mean any real property, leaseholds, or other interests currently owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently owned or operated by the Company.

         "FILKOSKI" shall have the meaning set forth in the first paragraph of this Agreement.


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         "FINANCING STATEMENTS" shall mean any and all financing or continuation statements, or amendments thereto, executed by Seller and Company and filed by Kremser and Filkoski in connection with the transactions contemplated by the Purchase and Sale Agreement.

         "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section were prepared.

         "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" shall mean any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "GUARANTY" shall mean any guaranty executed by the Company in connection with the Promissory Note executed by Seller pursuant to the Purchase Agreement.

         "HAZARDOUS ACTIVITY" shall mean the disposal, distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, disposal, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities (prior or current) or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may materially affect the value of the Facilities or the Company.

         "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, toxic or a special waste (such as medical waste and/or solid waste) or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and


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specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in Section .

         "INTERIM BALANCE SHEET" shall have the meaning set forth in Section .

         "INTERIM BALANCE SHEET DATE" shall have the meaning set forth in
Section 6.4.

         "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" shall mean an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter without inquiry; or

                  (b) such individual is not actually aware of the fact but written notification of the fact but has been received such that the individual should have known of the fact.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person has, or at any time had, Knowledge of such fact or other matter.

         "KREMSER" shall have the meaning set forth in the first paragraph of this Agreement.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.


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         "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN" shall have the meaning set forth in Section 6.13.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement entered into as of March 1, 1996 by and between Seller, Kremser and Filkoski.

         "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PROMISSORY NOTE" shall mean the Promissory Note dated March 1, 1996, as amended dated the Closing Date, in the principal amount of $5,350,000 made by Seller for the benefit of Kremser and Filkoski.

         "PURCHASE AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

         "RELATED PERSON" shall mean with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;


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
                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest; and

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any immediate family member, and (b) "Material Interest" means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional, that is not in compliance with the Environmental Law.

         "REPRESENTATIVE" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SECURITY AGREEMENT" shall mean the Security Agreement/Corporate Assets entered into by Kremser, Filkoski and the Company.


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
         "SECURITY DOCUMENTS" shall mean the Financing Statements, Guaranty, Pledge Agreement, Promissory Note and Security Agreement.

         "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

         "SELLER'S RELEASE" shall have the meaning set forth in Section 2.5(a)
(ii), 3.3..(ii), 3.3..(v).

         "SHARES" shall have the meaning set forth in the Recitals of this Agreement.

         "STOCK OPTION AGREEMENT" shall mean the Non-Qualified Stock Option Agreement dated October 5, 1995 between the Company and Seller.

         "TAX" shall mean any federal, state or local income tax.

         "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREAT OF RELEASE" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED" shall mean a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                 SECTION 2 SALE AND TRANSFER OF SHARES; CLOSING

         Section 2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

         Section 2.2 Distribution. At or immediately prior to the Closing, Seller shall:

                  (a) withdraw from the Company up to all accounts receivable;


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
                  (b) withdraw from the Company the cash and/or accounts receivable necessary to pay Seller's taxes resulting from Seller being a shareholder in the Company, which is an "S corporation" for income tax purposes; and

                  (c) withdraw from the Company the cash necessary to pay the principal and interest accrued on the Promissory Note from October 1, 1996 through the date immediately prior to the Closing Date; provided, however, that the sum of the amounts withdrawn by Seller from the Company pursuant to Sections 2.2(a) and 2.2(b) hereof shall not exceed $750,000.

         Section 2.3 Purchase Price. Buyer shall pay a purchase price of $5,350,000 (the "Purchase Price") for the Shares at the Closing in immediately available federal funds by wire transfer at the closing.

         Section 2.4 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at One East Camelback, Suite 400, Phoenix, Arizona, at 10:00 a.m. (local time) on November 1, 1996, or at such other date or place as the parties hereto may mutually agree.

         Section 2.5 Closing Obligations. At the Closing:

                  (a) Seller will deliver to Buyer:

                           (i) certificates representing the Shares, duly
endorsed (or accompanied by duly executed stock powers);

                           (ii) a release in the form of Exhibit 2.5(a)(ii)
executed by Seller (the "Seller's Release");

                           (iii) if the date of execution hereof and the Closing
Date are different, a certificate executed by the Company and Seller representing and warranting to Buyer that each of the Company's and Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section ), provided, that if an inaccuracy constitutes a "Breach" as defined herein, no further threshold of materiality shall be permitted hereby and the certificate called for by this section cannot be given.

                  (b) Buyer will deliver to Seller:

                           (i) immediately available federal funds by wire
transfer in the aggregate amount of $5,350,000, which funds will be distributed to Kremser and Filkoski as directed by Seller in Section 3.1(a) hereof; and

                           (ii) if the date of execution hereof and the Closing
Dates are different, a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

         Section 2.6 Non-Competition of Seller. Buyer hereby agrees that a subsidiary of Buyer they shall enter into an Employment Agreement with Seller, dated the Closing Date, which employment agreement shall provide for, among other things, a two-year non-competition provision for which Seller shall be compensated in an amount equal to the difference between (i) $750,000 and (ii) the sum of the amounts withdrawn by Seller from the Company pursuant to Sections 2.2(a) and 2.2(b) hereof, which sum shall be payable by Buyer to Seller in two equal annual installments on each of November 1, 1997 and November 1, 1998.

         Section 2.7 Termination of Stock Option Agreement. The parties hereto agree that contemporaneously with and as a condition of the Closing the Stock Option Agreement shall be canceled and terminated.

         Section 2.8 Life Insurance Policy. The Company has maintained in effect a "key man" life insurance policy in the amount of $2,000,000 insuring the life of Seller and naming Kremser and Filkoski as beneficiaries. Buyer hereby agrees that Seller may continue to make payments on the policy, and designate family members of Seller's choosing as beneficiaries, and Seller hereby agrees that the Company and Buyer, or either of them, shall have no obligation to continue to maintain such insurance.

             SECTION 3 TERMINATION AND RELEASE OF SECURITY DOCUMENTS

         Section 3.1 Payment of Promissory Note. Seller hereby directs that Buyer distribute the Purchase Price in immediately available federal funds by wire transfer to Kremser and Filkoski, pursuant to wire transfer instructions delivered by Kremser and Filkoski to Buyer, in payment of the Promissory Note.

         Section 3.2 Accounts Payable. Kremser shall cause the Accounts Payable due to the Company by Signature Health Care Corporation to be paid on or before Closing Date.

         Section 3.3 Termination of Security Documents. The parties hereto agree that the following documents shall be terminated contemporaneously with and as a condition of (i) the Closing (ii) the payment of the consideration set forth in
Section 2.3 hereto, and (iii) the payment of the Promissory Note as set forth in
Section 3.2 hereto, and the mutual obligations of the Company, Seller, Kremser and Filkoski, or any of them, (a) incurred under the following documents or (b) otherwise incurred prior to the date hereof, shall be released:

                           (i) the Financing Statements;

                           (ii) the Guaranty;

                           (iii) the Pledge Agreement;

                           (iv) the Promissory Note; and

                           (v) the Security Agreement.

         Section 3.4 Releases. Each of Kremser and Filkoski shall deliver to Buyer a release in the form of Exhibit 3.4 hereof (the "Kremser and Filkoski Release").

         Section 3.5 Consent. Kremser and Filkoski hereby consent to the purchase and sale of the Shares provided for in this Agreement, as required by the Purchase Agreement.

        SECTION 4 REPRESENTATIONS AND WARRANTIES OF KREMSER AND FILKOSKI

         Kremser and Filkoski jointly and severally represent and warrant to Buyer as follows.

         Section 4.1 Ownership of Shares. Neither Kremser nor Filkoski are or will be on the Closing Date the record and beneficial owners of any equity or other security of the Company. Kremser and Filkoski transferred all of their ownership interest in any equity or other security of the Company to Seller pursuant to the Purchase Agreement.

         Section 4.2 Books and Records. Prior to March 1, 1996, the books of account, minute books, stock record books and other records of the Company, were complete and correct and were maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Prior to March 1, 1996, the minute books of the Company contained accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Director, and committees of the Board of Director of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and were not contained in such minute books. Kremser and Filkoski have transferred all of those books and records to the possession of the Company.

               SECTION 5 REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows.

         Section 5.1 Authority. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Seller's Release, the Seller's Release will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this

Agreement and to perform its obligations under this Agreement (except to the extent that the consent of Kremser and Filkoski is required under the Purchase Agreement, which consent is given pursuant to Section 3.5 hereto). Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver the Seller's Release and to perform her obligations under the Seller's Release.

         Section 5.2 Ownership of Shares. Seller is and will be on the Closing Date the record and beneficial owner of the Shares and has good and marketable title to, the Shares free and clear of all Encumbrances (except to the extent the Shares are pledged to Kremser and Filkoski pursuant to the Pledge Agreement, which Pledge Agreement shall be terminated contemporaneously with the Closing pursuant to Section 3.3 hereof). No legend or other reference to any purported Encumbrance appears or will appear upon any certificate representing any of the Shares. All of the Shares are duly authorized and validly issued, fully paid and non-assessable. Except for this Agreement, there are no agreements, whether written or oral, rights, or Contracts relating to the issuance, sale, or transfer of any equity securities of the Company.

        SECTION 6 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF THE
                               COMPANY AND SELLER

         Seller and the Company, jointly and severally, represent and warrant to Buyer as follows:


         Section 6.1 Organization and Good Standing; Capitalization; Agreements Regarding Capital Stock.

                  (a) Schedule 6.1(a) hereto contains a complete and accurate list, with respect to the Company, of its name, its jurisdiction of incorporation, each other jurisdiction in which it is authorized to do business, and its capitalization (including the number of shares of each class authorized and outstanding, the identity of each stockholder and the number of shares of each class of stock held by each stockholder). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) Attached as Schedule 6.1(b) hereto are true and correct copies of the Organizational Documents of the Company, as currently in effect.

                  (c) There are no agreements, whether written or oral, rights or other Contracts pursuant to which any Person has the right to: (i) acquire from the Company, by purchase, exercise, exchange, conversion or otherwise, any equity or other security of the Company or the right to acquire any such security; (ii) cause the Company to register, under the Securities Act or otherwise, any securities of the Company; or (iii) vote or direct the voting of any class of capital stock of the Company or appoint any member of the Company's board of directors.

         Section 6.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder (except to the extent the consent of Kremser and Filkoski is required to consummate the Contemplated Transactions, which consent is included in Section 3.5 hereto.)

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii) contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or the Seller, or any of the assets owned or used by the Company, may be subject;

                           (iii) contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv) cause Seller or the Company to become subject
to, or to become liable for the payment of, any Tax, other than Taxes incurred by Seller in connection with the Contemplated Transactions, which Taxes have been disclosed by Seller to Buyer;

                           (v) cause any of the assets owned by the Company to
be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                           (vii) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.

         Except as set forth on Schedule 6.2 hereto, the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 6.3 Capitalization. The authorized and outstanding equity securities of the Company and the record and beneficial ownership of such equity securities are as described in Schedule 6.3 hereto. There are no Encumbrances on any outstanding equity securities of the Company other than as set forth in the Pledge Agreement. No legend or other reference to any purported Encumbrance appears upon any certificate representing outstanding equity securities of the Company. To the Knowledge of Seller, all of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and no such security was issued in violation of any preemptive right or other right to subscribe to or purchase any securities of the Company. Except for this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any outstanding equity securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. To the Knowledge of Seller, the Company does not own and does not have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         Section 6.4 Financial Statements. Seller and the Company have reviewed (and attached hereto as Schedule 6.4 are) (a) the balance sheets of the Company as of December 31, 1994 and December 31, 1995 (including the Notes thereto, the "Balance Sheet") and the related audited statements of operations and cash flow for each of the years that the Company has been in existence, (b) an unaudited balance sheet of the Company (the "Interim Balance Sheet") as at June 30, 1996 (the "Interim Balance Sheet Date") and (c) the Company's unaudited statements of operations and cash flows for the six months then ended including the notes thereto in each case (collectively, the "Financial Statements"). The Balance Sheet has been audited by Anderson & Whitney, P.C., independent certified public accountants. Such Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 6.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

         Section 6.5 Books and Records. Since March 1, 1996: (a) the books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls; and (b) the minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         Section 6.6 Title to Properties; Encumbrances. The Company does not own, directly or indirectly, any real property. To the Knowledge of Seller: (a) set forth on Schedule 6.6 hereto is a complete and accurate list of all real property leases, or other real property interests owned by the Company; (b) the Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases or operating leases disclosed on Schedule 6.17(a) hereto and personal property sold since date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice); and (c) all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (i) security interests created in accordance with the applicable state version of the Uniform Commercial Code, (ii) mortgages or security interests of record with respect to property in which the Company has a leasehold interest (which mortgages are not associated with Company debt and which security interests may or may not relate to Company debt or contract rights), (iii) liens for current taxes not yet due, and (iv) Encumbrances created by the Security Documents.

         Section 6.7 Condition and Sufficiency of Assets. To the Knowledge of Seller, all of the buildings, plants, structures, property and equipment owned or leased by the Company, all of which are listed on Schedule 6.7 hereto, are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, property or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, property and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 6.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the

Ordinary Course of Business. There is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Set forth on Schedule 6.8 hereto is a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet.

         Section 6.9 Inventory. All inventory or supplies and other materials of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable in the Ordinary Course of Business. The amounts thereof are not excessive and are reasonable in the present circumstances of the Company and satisfy all Legal Requirements applicable to the Company respect to inventory and supplies.

         Section 6.10 No Undisclosed Liabilities. Except as disclosed on
Schedule 6.10 hereto, Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against on the Balance Sheet or the Interim Balance Sheet (including the notes thereto) and current liabilities incurred in the Ordinary Course of Business since the Interim Balance Sheet Date.

         Section 6.11 Taxes.

                  (a) Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996: (i) the Company has been duly qualified as an S corporation; (ii) the Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to the Company pursuant to applicable Legal Requirements; (iii) the Company has delivered to Buyer copies of, and Schedule 6.11(a) hereto contains a complete and accurate list of, all such Tax Returns relating to the Company and filed since the Company was organized; and (iv) the Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company, except such Taxes, if any, as are listed on
Schedule 6.11(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet, and Taxes that are not required to be paid by the Company because of its status as an S corporation.

                  (b) Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996: (a) there exists no proposed tax assessment against the Company except as set forth on Schedule 6.11(b) hereto, and (b) all taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person and all returns with respect thereto have been filed.

                  (c) Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996, all Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

         Section 6.12 No Material Adverse Change. Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         Section 6.13 Employee Benefits.

                  (a) Attached hereto as Schedule 6.13 is an accurate description of all "employee welfare benefit plans" and "employee pension benefit plans" (collectively, "Qualified Plans"), as such terms are defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other group employee benefit plan, agreement, arrangement or understanding maintained for the benefit of the Company's employees (the Qualified Plans, together with such other plans, arrangements and understandings, collectively, the "Employee Benefit Plans"). Seller and other members of the Controlled Group of Corporations (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) that includes Seller have never contributed to any Multiemployer Plan (as defined in Section 3(37) of ERISA and have no liability (including withdrawal liability) under any Multiemployer Plan.

                  (b) Each Employee Benefits Plan has been operated in material compliance with the requirements of ERISA and the Internal Revenue Code, as amended (the "Code"), and all persons who participate in the operation of such Employee Benefit Plans and all Employee Benefit Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in material compliance with the provisions of ERISA. The Company has no Knowledge of any material default or violation with respect to any Employee Benefit Plan. No legal action, suit or claim is pending or, to the Knowledge of Seller, Threatened with respect to any Employee Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists to the Knowledge of Seller that could give rise to any such action, suit or claim.

                  (c) Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996, all contributions, premiums or payments required to be made with respect to any Employee Benefit Plan have been made on or before their due dates. There is no accumulated funding deficiency, within the meaning of ERISA or the Code, in connection with the Employee Benefit Plans and to Seller's Knowledge no reportable event, as defined in ERISA, has occurred in connection with the Employee Benefit Plans.

         Section 6.14 Compliance with Legal Requirements; Governmental Authorizations.

                  Since March 1, 1996, and to Seller's Knowledge from September 3, 1995 to February 29, 1996:

                  (a) (i) Except as set forth on Schedule 6.14(a)(i), the Company is, and at all times since March 1, 1996 and between September 3, 1995 and February 29, 1996 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and has every Governmental Authorization required in connection therewith;

                           (ii) except as set forth on Schedule 6.14(a)(ii), no
event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to materially comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Company has not received any written notice
or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement (except as set forth on Schedule 6.15(a) hereto), or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Schedule 6.14(b) hereto contains a complete and accurate list of each Governmental Authorization held at the headquarters of the Company in Denver, Colorado that relates to the business of, or the assets owned or used by the Company. Each Governmental Authorization listed or required to be listed in Schedule 6.14(b) hereto (the "Listed Governmental Authorizations") is valid and in full force and effect. The Listed Governmental Authorizations collectively constitute the Governmental Authorizations necessary to permit the Company to conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets, in each case in material compliance with Legal Requirements.

                  (c) Neither Seller nor the Company has Knowledge of any proposed Legal Requirement which would be applicable to the Company's business, operations or properties and which might adversely affect the Company's prospects, operations or properties, either before or after the Closing.

                  (d) Except as set forth in Schedule 6.14(d) attached hereto:

                           (i) the Company is, and at all times since March 1,
1996, and to Seller's Knowledge from September 3, 1995 to February 29, 1995 has been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 6.14(b) hereto;

                           (ii) no event has occurred or circumstance exists
that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
Schedule 6.14(b) hereto, which violation or failure may have a material adverse effect on the Company, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 6.14(b);

                           (iii) the Company has not received, at any time since
the Interim Balance Sheet Date, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, which violation or failure may have a material adverse effect on the Company, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for
the renewal of the Governmental Authorizations listed or required to be listed in Schedule 6.14(b) attached hereto have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         Section 6.15 Legal Proceedings; Orders.

                  Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996:

                  (a) There is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Seller and the Company, except as set forth on Schedule 6.15(a) hereto, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Schedule 6.15(a) hereto sets forth a listing and brief description of those proceedings pending against the Company, for all of which Seller shall indemnify Buyer pursuant to Section . The Proceedings listed on Schedule 6.15(a) hereto will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company; and

                  (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject, the existence or violation of which could have a material adverse effect on the Company, the Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by the Company, and no officer, director, agent, or employee of the Company is subject to any Order or Legal Requirement that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

         Section 6.16 Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 6.16 hereto and since the Interim Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued capital stock, except for the amendment to the Articles of Incorporation effective as of December 8, 1993 and filed with the Colorado Secretary of State on October 4, 1996; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of the Company, except for the amendment to the Articles of Incorporation effective as of December 8, 1993 and filed with the Colorado Secretary of State on October 4, 1996;

                  (c) payment or increase by the Company of any unaccrued bonuses, salaries, or other compensation to Seller or her Related Persons or to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) payment of any kind to any direct or indirect affiliates of the Company or Seller, including, without limitation, Kremser or Filkoski (except payments by Seller to Kremser and Filkoski pursuant to the Promissory
Note);

                  (e) payment of any dividends by the Company in excess of the amount Seller has the right to withdraw from the Company to pay income tax liability Seller may incur as a result of being a shareholder of the Company, which is an S corporation;

                  (f) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (g) damage to or destruction or loss of any asset or property of the Company not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                  (h) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

                  (i) sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including, without limitation, the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (j) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                  (k) material change in the accounting methods used by the Company; or

                  (l) agreement, whether oral or written, by the Company to do any of the foregoing.

         Section 6.17 Contracts; No Defaults.

                  (a) Schedule 6.17(a) hereto contains a complete and accurate list of and Seller has made available to Buyer,and if requested will promptly deliver to Buyer, true and complete copies of:

                           (i) each Contract that involves performance of
services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

                           (ii) each Contract that involves performance of
services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

                           (iii) each Contract that was not entered into in the
Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $50,000;

                           (iv) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except where the aggregate payments under such Contract is less than $25,000 or has terms of less than one year);

                           (v) each licensing agreement or other Contract with
respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (vi) each collective bargaining agreement and other
Contract to or with any labor union or other employee representative of a group of employees;

                           (vii) each Contract (however named) involving a
sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (viii) each Contract containing covenants that in any
way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                           (ix) each Contract providing for payments to or by
any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (x) each power of attorney that is currently
effective and outstanding;

                           (xi) each Contract entered into other than in the
Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xii) each Contract for capital expenditures in
excess of $50,000;

                           (xiii) each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

                           (xiv) all Contracts relating to the Intellectual
Property Assets to which the Company is a party or by which the Company is bound; and

                           (xv) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

                  (b) Other than those agreements disclosed in Schedule 6.17(a) to the Knowledge of the Company or the Seller, no officer, director, employee or agent of the Company is bound by any Contract that purports (A) to limit the ability of such officer, director, employee or agent to engage in or continue any conduct, activity, or practice relating to the business of the Company, or
(B) adversely affects the ability of the Company to conduct its business.

                  (c) Each Contract identified or required to be identified on
Schedule 6.17(a) (the "Scheduled Contracts") hereto is in full force and effect and is valid and enforceable in accordance with its terms. Except as set forth on Schedule 6.17(c) hereto:

                           (i) The Company is in material compliance with all
applicable terms and requirements of each Scheduled Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is bound;

                           (ii) to the Knowledge of the Company or the Seller,
each other Person that has any obligation or liability under any Scheduled Contract under which the Company has any rights is in material compliance with all applicable terms and requirements of such Scheduled Contract;

                           (iii) to the Knowledge of the Company or the Seller,
no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Scheduled Contract; and

                           (iv) the Company has not given to or received from
any other Person, at any time since December 31, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Scheduled Contract.

                  (d) Except as set forth on Schedule 6.17(d), there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (e) Except as set forth on Schedule 6.17(e), the Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  (f) Attached hereto as Schedule 6.17(f) is a complete and accurate list of all Persons with whom the Company has engaged in material discussions regarding the possible acquisition of all or any portion of the business of such Person. The Company has not entered into any agreement, Contract or understanding, written or oral, with any Person set forth on
Schedule 6.17(f) hereto obligating the Company to proceed with any acquisition or to take any other action. All discussions with such Persons may be terminated by the Company without penalty or cost to the Company.

         Section 6.18 Insurance.

                  (a) Seller has delivered to Buyer an accurate and complete list, attached hereto as Schedule 6.18(a), and, upon request will deliver promptly to Buyer

                           (i) true and complete copies of all policies of
insurance in the Company's files to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time since March 1, 1996;

                           (ii) true and complete copies of all pending
applications for policies of insurance; and

                           (iii) any statement by the auditor of the Company's
financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) Except as set forth on Schedule 6.18(b) hereto:

                           (i) All policies set forth on Schedule 6.18(a)
hereto:

                                    (1) are valid, outstanding, and enforceable;

                                    (2) are issued by an insurer that is
financially sound and reputable;

                                    (3) taken together, provide adequate
insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                                    (4) are sufficient for compliance with all
Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                                    (5) will continue in full force and effect
following the consummation of the Contemplated Transactions; and

                                    (6) do not provide for any retrospective
premium adjustment or other experienced-based liability on the part of the Company.

                           (ii) Neither Seller nor the Company has received (A)
any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums due, and has
otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                           (iv) The Company has given notice to the insurer of
all claims that may be insured thereby.

         Section 6.19 Environmental Matters.

                  Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996:

                  (a) The Company is in material compliance with, and is not in material violation of or materially liable under, any Environmental Law. Neither Seller nor the Company has any basis to expect any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private Person acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities (current or prior) or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility (current or prior) at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

                  (c) Neither the Company nor Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Seller of the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by either the Seller, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Neither Seller nor the Company nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or to the Knowledge of the Company and Seller at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, nor the Company, or any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted at, on or from the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or the Seller has or had an interest.

                  (f) There has been no Release, or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transported, treated, stored, handled, disposed, recycled, treated or received, transferred, produced, imported, used, or processed at, on, from or by the Facilities, or at, on, from or by any other properties and assets (whether real, personal, or mixed) in which the Company or the Seller has or had an interest, or, the Seller, any geologically or hydrologically adjoining property, whether by the Company or any other Person.

                  (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company or to the Knowledge of the Company and Seller any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

         Section 6.20 Employees.

                  (a) There has been provided to Buyer a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation payable and any change in compensation since Interim Balance Sheet Date; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any director plan.

                  (b) To Seller's Knowledge, no officer or other key employee of the Company intends to terminate his employment with the Company.

                  (c) To the best of the Seller's and Company's Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Seller or the Company by any such employee or director. Neither Seller, Kremser, Filkoski, nor any employee or director of the Company is entitled to any severance or "parachute" payment of any kind in connection with a change in control of the Company. To the best of the Seller's Knowledge, no director, officer, or other key employee of the Company, intends to terminate his or her employment with such the Company.

                  (d) Schedule 6.20 (c) attached hereto also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         Section 6.21 Labor Relations; Compliance.

                  Since March 1, 1996, and to Seller's Knowledge between September 3, 1995 and February 29, 1996:

                  (a) except as disclosed in Schedule 6.21 attached hereto, the Company has not been and is not a party to any collective bargaining or other labor Contract;

                  (b) there is not presently pending or existing, there is not Threatened, and there has not been, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or their premises, or (iii) any application for certification of a collective bargaining agent;

                  (c) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute;

                  (d) there is no lockout of any employees by the Company, and no such action is contemplated by the Company;

                  (e) the Company has materially complied with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing; and

                  (f) the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements, except to the extent any such payment is not material.

         Section 6.22 Intellectual Property.

                  (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes the following to the extent owned, used or licensed by the Company as licensee or licensor:

                           (i) the name "RehabWest, Inc." in Colorado, the name
"Therapy West, Inc." in Arizona and all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions
and discoveries that may be patentable (collectively, "Patents");

                           (iii) all copyrights in both published works and
unpublished works (collectively, "Copyrights"); and

                           (iv) all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used or licensed by the Company as licensee or licensor.

                  (b) Schedule of Intellectual Property Assets. Schedule 6.22(b) hereto contains a complete and accurate list of the registered Marks, Patents and Copyrights (both granted and applied for).

                  (c) Know-How Necessary for the Business.

                           (i) Except as described on Schedule 6.22(c)(i)
hereto, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                           (ii) Except as set forth on Schedule 6.22(c)(ii)
hereto, and to the Knowledge of the Company, no employee of the Company has entered into any agreement, whether written or oral, or Contract that requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                  (d) Trademarks.

                           (i) The Company is the owner of all right, title, and
interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) All Marks that have been registered with the
United States Patent and Trademark Office are currently in material compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (iv) To Seller's Knowledge, there is no potentially
interfering trademark or trademark application of any third party.

                           (v) No Mark is infringed or, to Seller's Knowledge,
has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (e) Trade Secrets.

                           The Company does not own any Trade Secrets.

                  (f) Schedule 6.22(f) attached hereto contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Intellectual Property Assets owned or used by the Company since the Interim Balance Sheet Date, and all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which the Company is the licensee. There are no outstanding and, to the best of the Company's and Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

         Section 6.23 Certain Payments. Except as set forth on Schedule 6.23 and to the best of Seller's Knowledge, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         Section 6.24 Disclosure.

                  (a) No representation or warranty of Seller or Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to the Seller or the Company that has specific application to the Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Seller or the Company can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations the Company that has not been set forth in this Agreement or the Disclosure Schedules.

         Section 6.25 Relationships with Related Persons. Except as set forth on
Schedule 6.25 hereto, none of Seller, Kremser, Filkoski or any Related Person of Seller or the Company has, or since March 1, 1996, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. None of the Seller, Kremser, Filkoski, or any Related Person of Seller or of the Company is engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 6.25 hereto, none of the Seller, Kremser, Filkoski, or any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         Section 6.26 Brokers or Finders. None of Seller, the Company or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

                SECTION 7 REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         Section 7.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         Section 7.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any provision of Buyer's Organizational
documents;

                           (ii) any resolution adopted by the board of directors
or the stockholders of Buyer;

                           (iii) any Legal Requirement or Order to which Buyer
may be subject; or

                           (iv) any Contract to which Buyer may be bound.

                  (c) Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 7.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act. Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a purchase of the Shares and the investment in the Company, has the ability to bear the economic risk of the investment, is an accredited investor within the definition set forth in Rule 501 promulgated under the Securities Act and has been furnished with and has had access to such information as it has considered necessary to make an investment in the Shares.

         Section 7.4 Certain Proceedings. To the best of Buyer's knowledge, there is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         Section 7.5 Disclosure. No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         Section 7.6 Brokers or Finders. Except as otherwise set forth on
Schedule 5.6 hereto, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

               SECTION 8 COVENANTS OF COMPANY AND SELLER PRIOR TO
                       CLOSING DATE AND OTHER AGREEMENTS

         Section 8.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company and Seller will (a) afford Buyer and its Representatives full and complete access, during reasonable business hours after reasonable notice to the Company's personnel, to the Company's contracts, books, records, financial statements, facilities, distributors, key personnel and other documents and data, (b) furnish Buyer and its Representatives with copies of all such materials as Buyer may reasonably request, and (c) furnish to Buyer and its Representatives such additional financial, operating, and other data and information as Buyer may reasonably request.

         Section 8.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, the Company and Seller will:

                  (a) conduct the business of the Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Buyer concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

         Section 8.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company and Seller will not, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section is likely to occur.

         Section 8.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company and Seller will, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all consents identified in Schedule 6.17(g).

         Section 8.5 Notification. Between the date of this Agreement and the Closing Date, Seller and the Company will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's or the Company's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, Seller and the Company will within three business days deliver to Buyer a supplement to the Disclosure Schedules specifying such change. During the same period, Seller and the Company will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or the Company in this Section or of the occurrence of any event that may make the satisfaction of the conditions in Section impossible or unlikely.

         Section 8.6 No Negotiation. Until such time as the parties hereto agree that negotiation of the Contemplated Transactions has terminated, the Company and Seller will not, and will cause each of their Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide and non-public information to, or consider the merits of any unsolicited inquiries or proposals from, with (i) other prospective purchasers of the stock of the Company or of the assets or business of the Company, or (ii) any other Person concerning the purchase by the Company of the stock or assets of such other Person or concerning a merger, share exchange, consolidation or similar transaction involving the Company and any other Person.

         Section 8.7 Best Efforts. Between the date of this Agreement and the Closing Date, the Company and Seller will use their Best Efforts to cause the conditions in Sections and to be satisfied.

               SECTION 9 COVENANTS OF BUYER PRIOR TO CLOSING DATE

         Section 9.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements, including the HSR Act,to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified on Schedule 6.17(g); provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         Section 9.2 Best Efforts. Except as set forth in the proviso to Section , between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections and to be satisfied.

         SECTION 10 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Each and every obligation of Buyer under this Agreement to be performed at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions specified in this Section 10 of this Agreement (any of which may be waived by Buyer, in whole or in part):

         Section 10.1 Accuracy of Representations. Each representation and warranty set forth in Sections and of this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedules.

         Section 10.2      Seller's Performance.

                  (a) All of the covenants and obligations that Seller or the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
2.4 hereof shall have been delivered, and each of the other covenants and obligations in Sections 8.4 and 8.7 must have been performed and complied with in all material respects.

         Section 10.3 Consents. Each Consent identified on Schedule 6.17(g) hereto shall have been obtained and shall be in full force and effect.

         Section 10.4 Additional Documents. Each of the following documents shall have been delivered to Buyer:

                  (a) an opinion of counsel to Seller dated the Closing Date, in the form of Exhibit ;

                  (b) a certificate of the Secretary of State of the State of Colorado as to the legal existence and good standing (including Tax) of the Company in Colorado;

                  (c) certificates of appropriate governmental officials in each state in which the Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing (including Tax, where available) of the Company in each jurisdiction set forth on Schedule 10.4(c);

                  (d) a copy of the resolutions authorizing the Contemplated Transactions, signed by the Directors of the Company;

                  (e) a cross receipt executed by Seller;

                  (f) supplements to Disclosure Schedules, if any, as set forth in Schedule 6.5;

                  (g) an executed Seller's Release;

                  (h) an executed Kremser and Filkoski Release;

                  (i) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section , (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller and the Company of, or the compliance by Seller and the Company with, any covenant or obligation required to be performed or complied with by such Persons, (iv) evidencing the satisfaction of any condition referred to in this Section , or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         Section 10.5 Termination of Security Documents. Seller and the Company shall have terminated the Security Documents as set forth in Section 3.3 hereto, and shall have obtained the release of the obligations of Seller, the Company, Kremser and Filkoski thereunder.

         Section 10.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         Section 10.7 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         Section 10.8 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order, including the HSR Act, that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         Section 10.9 Completion of Diligence. Buyer's review of the Company's business, Assets, Contracts, Governmental Authorizations and similar matters shall have been completed to the satisfaction of Buyer and its counsel.

         Section 10.10 Signature Acquisition. The acquisition of Signature HealthCare Corporation by Buyer shall have been consummated.

         Section 10.11 No Material Adverse Change. There shall not have been any material adverse change in the financial condition, property, business, operations or results of operations of the Company after the date of the Interim Balance Sheet.

         SECTION 11 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         Section 11.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         Section 11.2 Buyer's Performance.

                  (a) Each covenant and obligation that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

                  (b) Buyer shall have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.5 hereof and shall have made the cash payments required to be made by Buyer pursuant to Section 2.5(b)(i) hereof.

         Section 11.3 Consents. Each of the Consents identified on Schedule 4.17(g) hereof shall have been obtained and shall be in full force and effect.

         Section 11.4 Additional Documents. Buyer must have caused the following documents to be delivered to Seller:

                  (a) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of Buyer in Delaware;

                  (b) a certificate of the secretary of Buyer attesting to the incumbency of the officers, the authenticity of the resolutions authorizing the Contemplated Transactions;

                  (c) a cross receipt executed by Buyer;

                  (d) an opinion of Quarles & Brady, dated the Closing Date, in the form of Exhibit ;

                  (e) such other documents as Seller may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section , (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section , or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         Section 11.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         Section 11.6 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, including the HSR Act, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         Section 11.7 Employment Agreement. The Employment Agreement between a subsidiary of Buyer and Seller referred to in Section 2.6 hereof, shall have been executed.

         Section 11.8 Signature Acquisition. The acquisition of Signature HealthCare Corporation by Unison HealthCare Corporation shall have been consummated.

                             SECTION 12 TERMINATION

         Section 12.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in Section has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

                           (ii) by Seller, if any of the conditions in Section
has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and Seller; or

                  (d) by either Buyer or Seller if the Closing has not occurred (other than through unreasonable nonperformance of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 1, 1996, or such later date as the parties may agree upon in writing.

         Section 12.2 Effect of Termination. Each party's right of termination under Section is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section , all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections and will survive.

                      SECTION 13 INDEMNIFICATION; REMEDIES

         Section 13.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules and any supplements to the Disclosure Schedules, and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         Section 13.2 Indemnification and Payment of Damages by Seller and Company. Seller and the Company, jointly and severally, will indemnify and hold harmless Buyer and its respective Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Seller in Section 5 or by the Company and Seller in Section of this Agreement:

                  (b) any Breach of any representation or warranty made by Seller in Section 5 and Seller and Company in Section 6 of this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Disclosure Schedules;

                  (c) any Breach by Seller of any covenant or obligation of Seller in this Agreement or Breach by the Company of any covenant or obligation of the Company in this Agreement prior to the Closing; or

                  (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         Section 13.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         Section 13.4 Time Limitations. If the Closing occurs, Seller and Company will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Buyer notifies Seller and Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Seller and Company notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller or the Company.

         Section 13.5 Procedure for Indemnification for Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under Section or , of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) The indemnifying party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. The indemnified party will have the right to participate in the defense, compromise or settlement of such claim at its sole cost and expense. Anything in this paragraph notwithstanding, if there is a reasonable probability that a claim may materially adversely affect the indemnified party other than as a result of money damages or other money payments, (i) the indemnified party shall have the right, at its own cost and expense, to hire counsel to participate in the litigation of such claim and defend, compromise and settle such claim, and (ii) the indemnifying party shall use its reasonable Best Efforts not to settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the indemnified party a release from all liability in respect of such claim.

         Section 13.6 Exclusive Remedy. The exclusive remedy for default hereunder or breach by either party of any representations or warranties contained in this Agreement or any instrument, certificate or other document delivered hereunder shall be to seek indemnification from the other party pursuant to this Section; provided, however, that nothing herein shall prevent either party from seeking injunctive or other equitable relief as provided in this Agreement.

                          SECTION 14 GENERAL PROVISIONS

         Section 14.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants except that such expenses of Seller shall be borne by the Company. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         Section 14.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer, Seller and the Company jointly determine, except in instances where Buyer determines in good faith that disclosure is necessary to assure compliance with applicable law. Unless consented to by the other party in advance or required by Legal Requirements, prior to the Closing each party shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller, the Company and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         Section 14.3 Confidentiality. Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         Section 14.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

SELLER:                             Linda Redwine
                                    225 East 16th Avenue, #660
                                    Denver, Colorado  80203
Facsimile No.:                      303-830-1847

with a copy to:                     D. Elizabeth Wills, Esq.
                                    Brenman Key & Bromberg, P.C.
                                    Mellon Financial Center
                                    1775 Sherman Street, Suite 1001
                                    Denver, Colorado  80203
Facsimile No.:                      303-839-1633

BUYER:                              Unison HealthCare Corporation
                                    7272 East Indian School Road, Suite 214
                                    Scottsdale, Arizona  85251
Attention:                          Jerry M. Walker, President
Facsimile No.:                      602-481-6479

with a copy to:                     Quarles & Brady
                                    One East Camelback, Suite 400
                                    Phoenix, Arizona  85012-1649
Attention:                          P. Robert Moya
Facsimile No.:                      602-230-5598

KREMSER:                            David A. Kremser
                                    784 Yankee Creek Road
                                    Evergreen, Colorado  80439
Facsimile No.:                      303-670-5207
with a copy to:                     Houtchens Daniel & Greenfield
                                    1007 Ninth Avenue
                                    Greeley, Colorado 80631
Attention:                          John B. Houtchens, Esq.
Facsimile No.:                      970-353-0151

FILKOSKI:                           John D. Filkoski
                                    4715 Eleventh Street
                                    Greeley, Colorado  80634
Facsimile No.:                      970-351-7068

with a copy to:                     Houtchens Daniel & Greenfield
                                    1007 Ninth Avenue
                                    Greeley, Colorado 80631
Attention:                          John B. Houtchens, Esq.
Facsimile No.:                      970-353-0151


         Section 14.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         Section 14.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         Section 14.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         Section 14.8 Disclosure Schedules. The Disclosure Schedules are an integral part of this Agreement and are incorporated herein and shall be read in conjunction herewith. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         Section 14.9 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement as set forth in the definition of "Buyer" above. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         Section 14.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 14.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         Section 14.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         Section 14.13 Governing Law. This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

         Section 14.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                      SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT
         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

UNISON HEALTHCARE CORPORATION,
a Delaware corporation



By: /s/  Paul J. Contris
   ------------------------------------
         Paul J. Contris
         Executive Vice President

COMPANY:

REHABWEST, INC.,
a Colorado corporation


By: /s/  Linda Redwine
   ------------------------------------
         Linda Redwine
         President


SELLER:

/s/  Linda Redwine
---------------------------------------
LINDA REDWINE


KREMSER:

/s/  David A. Kremser
---------------------------------------
DAVID A. KREMSER


FILKOSKI:

/s/  John D. Filkoski
---------------------------------------
JOHN D. FILKOSKI